Ethics Office

MyCompliance.fmr.com

2018

Rules  for

Employee  Investing

CODE  OF  ETHICS  FOR  PERSONAL  INVESTING

Fund  Access  Version

Rules for Employee Investing

The  Rules  for  Employee

These  Rules  for  Employee  Investing  contain  the  Code  of  Ethics  for  Personal  Investing.

Investing  are  fairly  compre-

hensive.  They  cover  most

The Fund Access Version of the Code of Ethics for Personal Investing contains  rules  about  owning  and

of  the  personal  investing  sit-      trading  securities  for  personal  benefit.  This  version  applies to officers, directors, and employees of uations  a  Fidelity  employee

Fidelity companies that are involved in the management and operations of Fidelity’s funds, or have access is  likely  to  experience.  Yet

to non-public information about the funds, including investment advisors to the funds, the principal it’s  always  possible  you  will

underwriter of the funds, and anyone  designated  by  the  Ethics  Office.  Keep  in  mind  that  if  you  change encounter  a  situation  that

jobs  within  Fidelity,  a  different  version  of  the  Code  of  Ethics  may  apply  to  you.

isn’t  fully  addressed by the

rules. If that happens,  you

need  to  know  what  to  do.

The  easiest  way  to  make

sure  you  are  making  the

right  decision  is  to  follow     1 |Code  of  Ethics  for  Personal  Investing

4

these  three  principles:

1.  Know the  policy.

If  you  think  your  situation

Rules for All Employees Subject to

4

Additional Rules for Traders,

12

isn’t  covered,  check  again.

This Code of Ethics

Research Analysts, and Portfolio Managers

It  never  hurts  to  take  a  sec-

What’s  Required

All  rules  listed  above  plus  the  rules  in  this  section ond  look  at  the  rules.

Acknowledging  that  you  understand  the  rules

What’s Required

2.  Seek  guidance.

Asking  questions  is  always

Complying  with  securities  laws

Notification of your ownership of covered securities in a

Reporting  violations  to  the  Ethics  Office

research note

appropriate.  Talk  with  your

manager  or  the  Ethics

Disclosing  securities  accounts  and  holdings  in

Disclosing  trading  opportunities  to  the  funds  before

covered  securities

personally  trading

Office  if  you’re  not  sure

about  the  policy  require-

Moving  covered  accounts  to  Fidelity

What’s  Prohibited

ments  or  how  they  apply  to

Moving  holdings  in  Fidelity  funds  to  Fidelity

Trading  within  seven  days  of  a  fund  you  manage

your  situation.

Disclosing  transactions  of  covered  securities

Additionally,  resources  are

Disclosing  gifts  and  transfers  of  ownership

available  at MyCompliance

of  covered  securities

to  assist  you  with  your

Getting approval before engaging in private

questions.

securities transactions

3.  Use  sound  judgment.

Clearing  trades  in  advance  (pre-clearance)

Analyze  the  situation  and

Surrendering  60-day  gains  (60-Day  Rule)

weigh  the  options.  Think

What’s  Prohibited

about  how  your  decision

Trading  restricted  securities

would  look  to  an  outsider.

Selling  short

Understanding  and  follow-

Participating  in  an  IPO

ing  the  Rules  for  Employee

Investing  is  one  of  the  most

Participating  in  an  investment  club

important  ways  we  can

Investing  in  a  hedge  fund

ensure  our  customers’  inter-

Excessive  trading

CONTACT  INFORMATION

ests  always  come  first.

Buying  securities  of  certain  broker-dealers

Trading  after  a  research  note

Ethics Office

Pre-Clearance

Profiting  from  knowledge  of  fund  transactions

Phone

Web

Inﬂuencing  a  fund  to  benefit  yourself  or  others

(001)  617-563-5566

Internal

Attempting  to  defraud  a  client  or  fund

(001)  800-580-8780

preclear.fmr.com

Using  a  derivative  to  get  around  a  rule

Fax

External

Key  Concepts

(001)  617-385-0939

preclear.fidelity.com

Email

mailto:ethics.office@fmr.com>ethics.office@fmr.com

Phone

(001)  617-563-6109

(001)  800-771-2707

Mail zone

To call the phone numbers

WG3D

from  outside  the  United

States  or  Canada,  dial

Web

“001”  before  the  number.

MyCompliance.fmr.com

CODE  OF  ETHICS — FUND  ACCESS  VERSION     2

OTHER  POLICIES  YOU  SHOULD  BE  AWARE  OF

There  are  other  policies  that  you  need  to  be  familiar  with,  including:

•  Professional  Conduct  Policies,  Global  Policy  on  Personal  Conﬂicts  of  Interests,  and other  Fidelity-wide  policies  (available  at  Policy.fmr.com)

•  Equal Employment Opportunity, Prohibiting Discrimination & Harassment Corporate

Policy (available at Policy.fmr.com)

•  Electronic Communications, Social Media &  Systems  Usage  Policy  (available at  Policy.fmr.com)

•  Information  security  practices  (available  at  InfoSecurity.fmr.com  and  pcs.fmr.com)

•  Anti–Money  Laundering  Policies  and  Procedures  (available  at  MyCompliance.fmr.com)

•  Corporate Policy on Business Entertainment and Workplace Gifts (available at

MyCompliance.fmr.com)

•  Corporate Policy on Outside Activities (available at MyCompliance.fmr.com)

•  Global  Anti-Corruption  Policy  and    applicable  Supplements  to

the  Global  Anti-Corruption  Policy  (available  at  MyCompliance.fmr     .com)

CODE  OF  ETHICS — FUND  ACCESS  VERSION     3

1  Code  of  Ethics  for  Personal  Investing

Fund Access Version

Following the  rules — in  letter and  in  spirit

This  Fund  Access  Version  of  the  Code  of  Ethics  contains  rules  about  owning  and  trading securities  for  personal  benefit.  Certain  rules,  which  are  noted,  apply  both  to  you  and  to anyone  else  who  is  a  covered  person  (see  Key  Concepts  on  page  14).

You  have  a  fiduciary  duty  to  never  place  your  personal  interests  ahead  of  the  interests of Fidelity’s clients, including shareholders of the Fidelity funds. This means never taking unfair advantage  of  your  relationship  to  the  funds  or  Fidelity  in  attempting  to  benefit  yourself  or another party. It also means avoiding any actual or potential conﬂicts of interest with the funds or  Fidelity  when  managing  your  personal  investments.

Because no set of rules can anticipate every possible situation, it is essential that youfollow these  rules  not  just  in  letter,  but  in  spirit  as  well.  Any  activity  that  compromises  Fidelity’s integrity,  even  if  it  does  not  expressly  violate  a  rule,  has  the  potential  to  harm  Fidelity’s reputation  and  may  result  in  scrutiny  or  further  action  from  the  Ethics  Office.

WHAT’S  REQUIRED

authorize Fidelity to have access to all your

covered  accounts  (see  Key  Concepts  on  page  14)

Acknowledging that you  understand

and to obtain and review account and transaction

data (including duplicate copies of non-Fidelity

the  rules

account statements) for compliance or employment-

When you begin working for Fidelity, and again each

related purposes

year, you are required to:

acknowledge that you will comply with any new

acknowledge that you understand and will comply

or existing rules that become applicable to you in

with all rules that apply to you

the future

To Do

RULES  ACKNOWLEDGMENT

Promptly respond to the email you receive from the

Respond  to  the  email  that  you  receive  from  the

Ethics  Office  each  year  requiring  you  to  acknowl-

Ethics  Office  to  acknowledge  your  understanding

edge the Code of Ethics. New employees need to

of  the  rules.

respond within 10 days of hire.

CODE  OF  ETHICS — FUND  ACCESS  VERSION     4

Complying with securities laws

To Do

In addition to complying with these rules and other

Employees  newly  subject  to  this  rule

company-wide policies, you need to comply with U.S.

Within 10 days of hire or of being notified by the

securities laws and any other securities laws to which

Ethics Office that this version of the Code of Ethics

you are subject.

applies to you, submit an Accounts and Holdings

Disclosure (available at MyCompliance.fmr.com)

Reporting violations to  the

showing all your securities accounts and holdings in

Ethics Office

covered securities not held in an account. Submit the

most recent statement for each securities account

If you become aware that you or someone else has

listed to the Ethics Office if not held at Fidelity. If

you do not have any securities accounts or applicable

violated any of these rules, you need to promptly

holdings, check the appropriate box in the online

report the violation.

form confirming that you have nothing to disclose.

To Do

Current  employees

Call the Ethics Office Service Line at

(001) 617-563-5566 or (001) 800-580-8780.

Each year, you will receive an Annual Accounts

Call the Chairman’s Line at (001) 800-242-4762 if

and Holdings Disclosure. You will be required to

you would prefer to speak on a non-recorded line.

confirm that all information previously disclosed is

accurate and complete.

Disclosing securities accounts

and  holdings  in covered securities

As soon as any new securities account is opened,

or a preexisting securities account becomes asso-

You  must  disclose  all  securities  accounts — those

ciated  with  you  (such  as  through  marriage  or

that hold covered securities (see Key Concepts  on

inheritance), complete an Accounts and Holdings

Disclosure (available at MyCompliance.fmr.com)

page  14)  and those that do not. You must also dis-

with the new information and submit it promptly

close all covered securities held  in  your  covered

to the Ethics Office.

accounts  and  those  not  held  in  an  account.  This

rule  covers  not  only  securities  accounts  and  hold-

On your next Quarterly Trade Verification, confirm

ings  under  your own name or control, but also

that  the  list  of  disclosed  securities  accounts  in

those under the name or control (including trading

the  appropriate  section  of  the  report  is  accurate

discretion or investment control) of your covered

and  complete.

persons (see Key Concepts  on  page  14).  It  includes

securities  accounts  held  at  Fidelity as well as those

held at other financial institutions.  Information

regarding  these  holdings  must  not be more than

45 days old when you submit it.

ACCOUNTS  AND  HOLDINGS  DISCLOSURE

Use  the  online  form  to  disclose  all  new  covered

accounts  and  holdings  in  covered  securities  in

covered accounts that become associated with you.

MyCompliance.fmr.com

CODE  OF  ETHICS — FUND  ACCESS  VERSION     5

Automatic

Moving covered  accounts to Fidelity     Moving holdings in  Fidelity funds

investment plan

You  and  your  covered  persons  need  to  maintain

to  Fidelity

A  program  in  which

regular  periodic  purchases

all covered accounts (see  Key  Concepts  on  page  14)

You and your covered persons need to maintain hold-

(or  withdrawals)  are  made

at  Fidelity  Brokerage  Services  LLC  (FBS).

ings in shares of Fidelity funds in a Fidelity account.

automatically  in  (or  from)

covered  accounts  accord-

Exceptions

Exceptions —No Approval Required

ing  to  a  set  schedule

With prior written approval from the Ethics Office,

You and your covered persons can continue

and  allocation.

you and your covered persons can maintain a covered

account at a broker-dealer other than FBS if any of the

to maintain a preexisting interest in either of

exceptions below apply. Note that approval must be

the following:

obtained prior to opening any new covered account out-

– a Fidelity money market fund

side FBS:

– a variable annuity or life insurance product whose

it contains only securities that cannot be transferred

underlying assets are held in Fidelity-advised funds

it exists solely for investment products or investment

services that FBS does not provide—Note: Approval

Exceptions —Approval Required

will not be granted for requests based on ancillary

With prior written approval from the Ethics Office,

account features or promotional offers

you  or  your  covered  persons  can  maintain  holdings

in Fidelity funds in an account outside Fidelity if any

it exists solely because your covered person’s employer     of the following apply:

also prohibits external covered accounts

it is a discretionary managed account (see Key Concepts     the holdings are in a defined benefit or contribution

on page 14)

plan, such as a 401(k), that is administered

it is associated with an ESOP (employee stock option

by  a  company  at  which  a  covered  person  is

plan) in which a covered person is a participant

through his or her current employer, or was from a

currently employed

previous employer, and for which the employee has

the  holdings  are  in  a  retirement  plan  and

options that have not yet vested

transferring them would result in a tax penalty

it  is  associated  with  an  ESPP  (employee  stock  pur-

the holdings are in a discretionary managed account

chase  plan)  in  which  a  covered person is a

(see Key Concepts on page 14)

participant through his or her current employer

maintaining the holdings in the external account

it is required by a direct purchase plan, a dividend

is required by a trust agreement

reinvestment plan, or an automatic investment plan with

a public company (collectively, “automatic investment

the  holdings  are  associated  with  an  estate  of

plans”) in which regularly scheduled purchases are made     which  you  or  any  of  your  covered  persons  is

or planned on a monthly basis

the  executor,  and  involvement  with  the  account

it is required by a trust agreement

is  temporary

it is associated with an estate of which you or any of

you can show that transferring the holdings would

your covered persons are the executorand involvement

create a significant hardship

with the account is temporary

transferring the account would be inconsistent with

To Do

other applicable rules

Transfer shares of Fidelity funds to a Fidelity

To Do

account except for those that you have received

written permission to maintain.

Transfer assets to an FBS account.

Close all external covered accounts except for those that

For permission to maintain shares of Fidelity

you have received written permission to maintain. Note

funds in  an  account  at  another  financial  institu-

that you must disclose all covered accounts which were

tion,  submit a completed Exception Request Form

still open as of your date of hire, even if those accounts

(available at MyCompliance.fmr.com). Attach a

are in the process of being closed or transferred to an

current statement for each account you list on the

FBS account.

form. Forward the form  and  statement(s)  to  the

Ethics  Office.

For  permission  to  maintain  an  external  covered

account,  submit  a  completed  Exception  Request

Form  (available  at  MyCompliance.fmr.com)  to

the  Ethics  Office.  Follow  the  specific  instructions  for each type of account and provide a current statement

for  each  account.

Comply with any Ethics Office request for

duplicate reporting, such as account statements and

transaction reports.

CODECODE  OF  ETHICS - FUND  ACCESS  VERSION  6

Disclosing transactions

Charitable Giving Account. The Ethics Office will

arrange to get reporting from Fidelity Charitable and

of  covered  securities

will update the Quarterly Trade Verification.

You need to disclose transactions of covered securities

made by you and your covered persons. For accounts

held at FBS that you have disclosed, the Ethics Office

Getting approval before engaging

will receive transaction reports automatically. For

in  private securities transactions

approved covered accounts held outside FBS, comply

You and your covered persons need prior written

with any Ethics Office requests for duplicate reporting.

approval from the Ethics Office for each and every

For any other transactions in covered securities (for

intended investment in a private placement or other

example, if you or any of your covered persons purchases   private securities transaction in covered securities,

interests in a Fidelity-advised investment product in a

including non-public limited entities (e.g., limited part-

non-brokerage account outside Fidelity), you need to

nerships, LLCs, S Corporations, or other legal entities).

disclose this transaction information to the Ethics Office.    This includes any add-on, any subsequent investment,

Exception

or any investment whose terms materially differ from

any previous approval you may have received.

You do not have to report transactions in a covered

account if the transactions are being made through

To Do

an approved discretionary managed account or

Before engaging in any private securities  transac-

under an automatic investment plan (see Key

tion, fill out a Private Transaction Request Form

Concepts on page 14) and the details of the account

(available at MyCompliance.fmr.com).

or plan have been provided to the Ethics Office.

Get the necessary approval from your manager or

other authority, as described on the request form.

To Do

Submit the request to the Ethics Office and

For transactions in covered securities not made

await approval.

through a covered account, submit a completed

Securities  Transaction  Report  (available  at

Report the final transaction within 30 days follow-

MyCompliance.fmr.com)  to  the  Ethics  Office

ing the end of the quarter in which it was completed

within 30 days following the end of the quarter

using a Securities Transaction Report (available at

in which the transaction was completed.

MyCompliance.fmr.com).

When requested each quarter, promptly confirm or

When requested each quarter, promptly confirm

update your transaction history in private securities

or update your transaction history in covered

transactions on the Quarterly Trade Verification.

securities  on  the  Quarterly  Trade  Verification.

Confirm your holdings on your Annual Accounts

Provide the details of any automatic investment

and Holdings Disclosure.

plan to the Ethics Office.

For private securities transactions offered by a Fidelity

company, the Ethics Office will typically preapprove such

Disclosing gifts and  transfers of

investments for employees who are offered an opportunity

ownership of  covered  securities

to invest. In such cases, you will receive notification that

You need to notify the Ethics Office of any covered

the offering has been preapproved by the Ethics Office.

securities that you or your covered persons give, donate,    Prohibited transaction

or transfer to another party, or that you or your covered    You and your covered persons are prohibited from selling

persons receive from another party. This includes,

and/or offering your privately held shares into an IPO.

among other things, inheritances of covered securities

and donations of covered securities to charities.

To Do

Complete a Securities Transaction Report (available

at MyCompliance.fmr.com) within 30 days follow-

ing the end of the quarter during which the gift or

transfer was made.

When requested each quarter, promptly confirm

or  update  your  history  of  giving,  donating,  trans-

ferring,  or  receiving  covered  securities  on  the

Quarterly Trade Verification.

Exception

You do not have to submit a Securities Transaction

Report for any gifts, donations, or transfers of

covered securities if being made to a Fidelity

CODE OF ETHICS - FUND  ACCESS  VERSION 7

Delegating  pre-clearance

Clearing trades in  advance

Trade only during the regular market hours, or

responsibilities

(pre-clearance)

the after-hours trading session, of the exchange(s)

In very limited circumstances,

where the security in question is traded.

you  may,  with  the  prior

You and your covered persons must obtain pre-

written  approval  of  the

clearance approval before placing any orders to buy,

Place requests for pre-clearance after the market

Ethics  Office,  designate

sell, or tender a covered security (see “How to Pre-

has been open for a while, as pre-clearance is not

someone  to  obtain  pre-

available right at market opening. To find out when

clearance approvals for you.

Clear a Trade” in the sidebar). The purpose of this

pre-clearance for a given market typically becomes

In such a case, the agent is

rule  is  to  reduce  the  possibility  of  conﬂicts  between available, contact the Ethics Office.

responsible for obtaining the

personal trades in covered securities and trades made

correct  approvals,  and  you

by  the  funds.  When  you  apply  for  pre-clearance,

Unless an exception listed below applies or the

are  responsible  for  maintain-

you are not just asking for approval, you are giving

your word that you and your covered persons:

Ethics Office has instructed you otherwise, these

ing  reasonable  supervision

pre-clearance rules apply to all your covered

over  that  person’s  activities

accounts

related  to  pre-clearance.

do not have any inside information on the security

— including  Fidelity  accounts  and any

you want to trade (see Global Policy on Inside

outside covered accounts that belong to you or any

of your covered persons.

Information)

are not using knowledge of actual or potential fund

Exceptions

HOW  TO  PRE-CLEAR

trades to benefit yourself or others

You  do  not  need  to  pre-clear  trades  or  transactions

A  TRADE

believe the trade is available to the general investor

in  certain  covered  securities.  These  include:

on the same terms

shares of Fidelity funds

To avoid  errors,  use  these

step-by-step  instructions:

will provide any relevant information requested by

exchange-traded funds (ETFs)

1. Access the Fidelity Global

the Ethics Office

options and futures that are based on an index

Pre-Clearance System:

Generally, requests will not be approved if it is deter-

(e.g., S&P 100 and S&P 500) or that are based

Internal

mined that your transaction may take advantage of

preclear.fmr.com

on one or more instruments that are not covered

trading by the funds or create an actual or perceived

securities (e.g. commodities, currencies, and U.S.

External

conﬂict of interest with fund trades.

Treasuries; see Key Concepts on page 14 for an

preclear.fidelity.com

Note: If a non-covered person has authority to trade

expanded list of non-covered securities)

If  you  are  unable  to  access

the  Fidelity  Global  Pre-

on one of your covered account(s), the non-covered

Clearance  System,  call

person is also expected to pre-clear trades for that

securities being transferred as a gift or a donation

the  Pre-Clearance  Line  at

covered account.

automatic dividend reinvestments

(001)  617-563-6109  or

(001)  800-771-2707.

The  rules of  pre-clearance

subscription rights

It  is  important  to  understand the following rules

currency warrants

Note that pre-clearance

before requesting pre-clearance for a

for FMR Co. equity traders

trade:

the regular exercise of an employee stock option

and their covered persons

(note that any resulting sale of the underlying stock

is not available until noon

You have to request —and receive —pre-clearance

at current market prices must be pre-cleared)

local market time or as des-

approval during the market session in which you

ignated by the Ethics Office.

intend to trade and prior to placing the trade.

With the prior written approval of the Ethics Office,

there are a few situations where you may be permitted

2.  Accurately  enter  the

Pre-clearance approval is only good during the

to trade without pre-clearing. These situations are:

details  of  the  trade  you

would like to make. Do not

market session for which you receive it. If you

do not trade during the market session for which

trades in a discretionary managed account (see Key

trade  unless  you  receive

approval.  Note  the  pre-

you were granted approval, it expires.

Concepts on page 14)

clearance  reference

number  for  your  records.

Place  day  orders  only  (orders  that  automatically

trades made through an automatic investment plan,

expire  at  the  end  of  the  trading  session).  Good-

the details of which have been disclosed to the

3.

Place  your  order.  Be

til-cancelled orders (such as orders that stay open

Ethics Office in advance

sure  your  order  is  for  the

indefinitely  until  a  security  reaches  a  specified

market  price)  are  not  permitted.

when you can show that a repeated rejection of your

same  security  and  direc-

tion  as  your  pre-clearance

pre-clearance request is causing a significant hardship

approval.  Do  not  place  a

Check the status of all orders at the end of the

To Do

good-til-cancelled  order.

market session and cancel any orders that have

Before placing any trade in a covered security,

4.  Check  the  status  of  your

not been executed. If any covered person leaves

order at the end of the

pre-clear it using the Fidelity Global Pre-Clearance

an order open and it is executed the next day

market session.

System, available at preclear.fmr.com (internal) and

5.

(or later), it will generate a violation that will

preclear.fidelity.com (external).

Cancel  any  orders  that

be assigned to you.

have  not  been  executed.

Immediately cancel any good-til-cancelled orders in

your covered accounts.

CODE  OF  ETHICS — FUND  ACCESS  VERSION     8

Option  transactions  under

Surrendering  60-day gains

to  transactions  made  in  a  discretionary  managed

the  60-Day  Rule

(60-Day Rule)

account  (see  Key  Concepts  on  page  14)  that  has

Option  transactions  can

been  approved  by  the  Ethics  Office

be  matched  either  to  a

Any sale of covered securities in a covered account will

be matched against any purchases of that security,

to transactions under an automatic investment plan,

prior purchase of the under-

lying  security  or  to  prior

or its equivalent, in the same account during the previ-

and the details of the plan have been provided to

option  transactions  in  the

the Ethics Office

ous 60 days (starting with the earliest purchase in the

opposite  direction.

60-day period). Any gain resulting from any matched

to tax-planning transactions, provided that there is a

When  matching  an  option

transactions must be surrendered. For specific informa-

demonstration of how the proposed transaction relates

transaction to prior purchases

to the covered person’s tax strategy; this exception is not

tion about how certain option transactions are treated

of  the  underlying  security,

automatic, is granted on a case-by-case basis, and requires

opening  an  option  position

under this rule, see the sidebar and the examples below.

advanced review and written approval of the Ethics Office

by  selling  a  call  or  buying

In  addition,  the  premium  received  from  the  opening

a  put  is  treated  as  a  sale

of  an  option  position  in  which  the  expiration  of  that when the rule would impose a substantial unforeseen

and  will  be  matched  to  any

contract  will  occur  within  the  next  60  days  must  be personal financial hardship on the employee; this excep-

purchases of the underlying

surrendered  (e.g.,  selling  a  call  to  open  or  selling  a tion is not automatic, is granted on a case-by-case basis,

security  made  during  the

and requires advanced review and written approval of

preceding  60  days.

put  to  open  that  expires  within  60  days).

When  matching  an  option

Gains are calculated differently under this rule than

the Ethics Office (note that an employee seeking relief

transaction  to  prior  option

must establish a bona fide financial hardship, such as

they  would  be  for  tax  purposes.  Neither  losses

unforeseen medical expenses, and should be prepared

transactions,  a  closing  posi-

nor  potential tax liabilities will be offset against the

to demonstrate, among other things, that he or she

tion  is  matched  to  any  like

opening  positions  taken  dur-

amount that must be surrendered under this rule.

possesses no other assets to meet the financial need)

ing  the  preceding  60  days.

Exceptions

When  exercising  an  option,

To Do

This rule does not apply:

the  initial  purchase  or  sale

Before trading a covered security in a covered

of an option, not the exercise

to transactions in shares of Fidelity funds

account that might trigger the 60-Day Rule, make

or  assignment  of  the  option,

to transactions in options and futures on, or ETFs that track,sure you understand how much may have to be is  matched  to  any  opposite

the following indexes: NASDAQ 100, Russell 2000, S&P  surrendered. The calculation may be complicated,

transactions  made  during  the

100, S&P 500, S&P MidCap 400, S&P Europe 350, FTSEespecially if options or multiple prior purchases are preceding  60  days.  The  sale

100, FTSE Mid 250, Hang Seng 100, S&P/TSX 60, NSE

of  the  underlying  securities

S&P CNX Nifty (Nifty 50), MSCI EM, and Nikkei 225    involved. If you have any questions about this pro-

received  from  the  exercise

vision, call the Ethics Office at (001) 617-563-5566

of  an  option  will  also  be

or (001) 800-580-8780.

matched  to  any  opposite

to transactions in options, futures, and ETFs

To request permission for a tax-planning or hard-

transactions  made  during

based  on  one  or  more  instruments  that  are  not

ship exception, you must contact the Ethics Office

the  period.

covered  securities  (e.g.,  commodities,  currencies,

before trading. Allow at least two business days for

and  U.S.  Treasuries;  see  Key  Concepts  on  page  14

There is no exception to the

your request to be considered. Approvals will be

60-Day Rule for the selling of

for an expanded list of non-covered securities)

based on fund trading and other pre-clearance tests.

You are limited to a total of five exceptions per

securities upon the automatic

exercise of an option that is

calendar year across all your covered accounts.

in the money at its expiration

date. To avoid surrender-

ing 60-day gains that would

EXAMPLESEXAMPLES

result from an automatic liq-

Additional  examples  are  available

60  DAYS

uidation, you need to cancel

on  MyCompliance  in  the  60-Day

the  automatic  liquidation

Rule  Job  Aid.

before  it  happens.

Example  1   The  March  25  sale is

matched to the February 2 purchase

JAN  20

FEB  2

MAR  1

MAR  25

(not the January 20 purchase, which

Buy

Buy

Buy

Sell

was more than 60 days prior).

100  shares

200  shares

200  shares

100  shares

Surrendered: $500 ($5 x 100 shares)

at  $16  each

at  $10  each

at  $17  each

at  $15  each

Example 2   The March 25 call option

sale is matched to the February 2

purchase of the underlying security

(the call’s execution price and

FEB  2

MAR  25

expiration date are immaterial).

Buy  100  shares

Sell call option to open

at  $10  each

for 100  shares  at  $5;

Surrendered: $500 (the premium

receive  $500  premium

for selling the option)

Example 3   The March 25 call option

purchase is a closing transaction and

is matched to the February 2 sale

FEB  2

MAR  25

(since that opening transaction was

Sell  one  call  option

Buy  an  identical  call

made within 60 days). Surrendered:

to open at $5;

option  to  close  at  $3;

$200 (difference between premium

receive $500 premium

pay  $300  premium

received and premium paid)

CODE  OF  ETHICS — FUND  ACCESS  VERSION     9

CODE  OF  ETHICS — FUND  ACCESS  VERSION     9

WHAT’S  PROHIBITED

To Do

For written approval to participate in an IPO that

Trading restricted securities

may qualify as an exception, submit to the Ethics

Office a completed IPO Exception Approval Form

Neither you nor your covered persons may trade a

(available at MyCompliance.fmr.com).

security that Fidelity has restricted. If you have been

notified not to trade a particular security, neither you

Do not participate in any IPO without prior

nor your covered persons may trade that security until

written approval from the Ethics Office.

you are notified that the restriction has been removed.

Participating in an  investment club

Selling short

Selling short

Neither you nor your covered persons may participate

Selling  a  security  that  is  on

The short position in a particular covered security

in an investment club or similar entity.

loan  to  you  from  a  broker-

may not exceed the number of shares of that security

dealer  (rather  than  owned  by

you)  at  the  time  you  sell  it.

held in the same account. This prohibition includes

Investing in  a  hedge fund

the following actions: selling securities short, buying

Neither you nor your covered persons may invest in a

puts to open, selling calls to open, as well as writing

hedge fund, alternative investment, or similar invest-

Option transactions

straddles, collars, and spreads.

ment product or vehicle.

You  are  not  permitted  to  use

Exceptions

the  same  underlying  shares

Exceptions

of  a  security  to  cover  two

Options and futures on, or ETFs that  track,  the

Investment products or vehicles issued or advised

different  option  transactions

following  indexes:  NASDAQ  100,  Russell 2000,

S&P 100, S&P 500, S&P MidCap 400, S&P

by Fidelity.

(e.g.,  if  you  own  100  shares

of  a  stock,  you  can  sell  1

Europe 350, FTSE 100, FTSE Mid 250, Hang

A hedge fund, alternative investment, or similar

covered  call  or  buy  1  protec-

Seng 100, S&P/TSX 60, NSE S&P CNX Nifty

investment product or vehicle that you or your

tive  put  using  those  shares

(Nifty 50), MSCI EM, and Nikkei 225

covered persons bought before joining Fidelity.

to  cover  your  short  position,

The prior written approval of your manager

but  you  cannot  execute  both

Options, futures, and ETFs based on one or more

and the Ethics Office is required to qualify for

option  transactions  using  the

this exception. Note that even if your request is

instruments that are not covered securities (e.g.,

same  underlying  shares).

approved, neither you nor your covered persons can

commodities,  currencies,  and  U.S.  Treasuries;  see

make any further investments in the product.

Key  Concepts on page 14 for an expanded list of

non-covered securities)

To Do

Participating in an  IPO

To request an exception, submit a completed

Neither you nor your covered  persons  are  allowed to

Investment Fund Request Form (available at

participate in an initial public offering (IPO) of securi-

MyCompliance.fmr.com) to the Ethics Office.

ties where no  public  market  in  a  similar  security

of  the  issuer previously existed. This rule applies to

equity securities,  corporate  debt  securities,  and  free     Excessive trading

stock  offers through the Internet.

Excessive  trading  in  covered  accounts  is  strongly

discouraged.  In  general,  anyone  trading  covered

securities  more  than  60  times  (other  than  Fidelity

Exceptions

funds)  in  a  quarter  across  all  his  or  her  covered

With prior written approval from the Ethics Office,

accounts  should  expect  additional  scrutiny  of  his  or

you or your covered persons may participate if:

her  trades.  Note  that  you  and  your  covered  persons

also need to comply with the policies in any Fidelity

you  or  your  covered  persons  have  been

fund  prospectus  concerning  excessive  trading.

offered  shares  because  you  already  own  equity

The  Ethics  Office  monitors  trading  activity  and  may

in  the  company

limit  the  number  of  trades  allowed  in  your  covered

accounts  during  a  given  period.

you  or your covered persons  have  been  offered

shares because you are a policyholder or depositor

of  a  mutual  company  that  is  reorganizing  into  a

stock company

Exception

Trades in a discretionary managed account (see Key

you  or your covered persons  have  been offered

Concepts on page 14) that has been approved by

shares because of employment with the company

the Ethics Office.

you  or  your  covered  persons  want  to  participate

Trades made through an automatic, regular invest-

in  an  IPO  of  a  closed-end  fund

ment program that has been disclosed to the Ethics

Office in advance.

CODE OF ETHICS - FUND  ACCESS  VERSION  10

Buying securities of  certain

For example, you may not inﬂuence a fund to buy,

broker-dealers

sell, or refrain from trading a security that would

Neither you nor your covered persons are allowed to

affect that security’s price to advance your own

buy the securities of a broker-dealer or its parent com-     interests or the interests of a party that has or seeks to

pany if the Ethics Office has restricted those securities.      have a business relationship with Fidelity.

Trading after  a research  note

Attempting to  defraud a  client

Neither you nor your covered persons are allowed to

or  fund

trade  a  covered  security  of  an  issuer  until  two  full

Attempting to defraud a fund or an account advised

business days have elapsed (not including the day

by any Fidelity entity in any way is a violation of

the  note  was  published)  since  the  publication  of  a

Fidelity’s rules and securities law.

research note on that issuer by any Fidelity entity.

Profiting from  knowledge of

Using a  derivative to  get

fund  transactions

around a  rule

If  something  is  prohibited  by  these  rules,  then  it

You  may  not  use  your  knowledge  of  transactions

in  funds  or  other  accounts  advised  by  any Fidelity

is  also  against  these  rules  to  effectively  accomplish entity  to  profit  by  the  market  effect  of  these

the  same  thing  by  using  a  derivative.  This  includes

transactions.

futures,  options,  and  other  types  of  derivatives.

Inﬂuencing a  fund to  benefit

yourself or  others

The funds and accounts advised by Fidelity are

required to act in the best interests of their share-

holders and clients, respectively. Accordingly, you

are prohibited from inﬂuencing any of these funds or

accounts to act for the benefit of any party other than

their shareholders or clients.

HOW  WE  ENFORCE  THE  CODE  OF  ETHICS

The Ethics Office regularly

•  referral  of  the  matter  to

exceptions to this  Code of

Appeals  If  you  believe  a

reviews the forms and reports

Human  Resources

it receives. If these reviews

Ethics and  to  decide  how

request  of  yours  has  been

turn up information that is

•  dismissal from

the rules apply to any given     incorrectly denied or that an

incomplete, questionable, or

situation for the purpose of

action  is  not  warranted,  you

potentially in violation of this

employment

protecting the funds and

may  appeal  the  decision.  To

Code of Ethics, the Ethics

being consistent with the

make  an  appeal,  you  need

Office will investigate the

•  referral  of  the  matter  to

general principles and objec-     to  provide  the  Ethics  Office

matter and may contact you.

civil  or  criminal  authorities     tives of this

with  a  written  explanation

•  disclosure  of  the  matter

Code of Ethics.

of  your  reasons  for  appeal

within  30  days  of  when  you

to  a  regulator  as  required

Exceptions  In  cases  where

were  informed  of  the  deci-

If it is determined that you

by  law  or  regulation

sion.  Be  sure  to  include  any

exceptions  to  this Code of

extenuating  circumstances

or any of your covered

Fidelity  takes  all Code of

Ethics are  noted  and  you

or  other  factors  not  previ-

persons has violated this

Ethics violations seriously,

may  qualify  for  them,  you

ously  considered.  During

Code of Ethics, the Ethics

and, at least  once  a  year,

need  to  get  prior  written

the  review  process,  you

Office or another appropri-

provides  the  funds’  trustees      approval  from  the  Ethics

may,  at  your  own  expense,

ate party may take action.

with  a  summary  of  actions

Office.  The  way  to  request

engage  an  attorney  to

Among other things, subject     taken  in  response  to  mate-

any  particular  exception  is

represent  you.  The  Ethics

to applicable law, potential

rial  violations  of  this

discussed  in  the  text  of  the

Office  may  arrange  for

actions may include:

relevant  rule.  If  you  believe

senior management or other

Code

that you have a situation that     parties  to  be  part  of  the

of Ethics.  You  should  be

warrants  an  exception  that

review  process.  The  Ethics

•  an  informational

aware  that  other  securities

is not discussed in this

Office  will  notify  you  in

writing  about  the  outcome

memorandum

laws  and  regulations  not

of  your  appeal.

addressed  by  this Code of

Code

•  a  written  warning

Ethics may  also  apply  to

of Ethics,  you  may  submit

•  a  fine,  a  deduction  from

you,  depending  on  your

a  written  request  to  the

wages,  disgorgement  of

role  at  Fidelity.

Ethics  Office.  Your  request

profit,  or  other  payment

will  be  considered  by  the

The Chief Ethics Officer or

Ethics  Office,  and  you  will

•  a  limitation  or  ban  on

designee retains the discre-

be  notified  of  the  outcome.

personal  trading

tion to interpret and grant

CODE  OF  ETHICS — FUND  ACCESS  VERSION     11

Additional  Rules  for  Traders,

Research  Analysts,  and  Portfolio  Managers

Employees  trading  for  the  funds  (traders),  employees  making  investment  recommendations for  the  funds  (research  analysts),  and  employees  who  manage  a  fund  or  a  portion  of  a  fund’s assets  (portfolio  managers)

WHAT’S  REQUIRED

Disclosing information about an  issuer that  is assigned

to you  If  you  are  a  research  analyst,  you  must  dis-

Notification of  your ownership of

close  in  a  research  note  material  information  you

covered  securities in  a research  note

have  about  an  issuer  that  is  assigned  to  you  before you  or  any  of  your  covered  persons  personally  trade

You  must  check  the  box  on  a  research  note  you

a  security  of  that  issuer.

are  publishing  to  indicate  any  ownership,  either  by

you or your covered persons, of any covered security

Exception

of an issuer (see Key Concepts on page 14) that is the

You or any of your covered persons may be

subject of the research note.

permitted to trade the assigned security in a

covered account without  publishing  a  research

Disclosing trading opportunities to

note  if  you  have  obtained the prior approval

of both the relevant head of research and the

the  funds  before  personally trading

Ethics Office.

There are three aspects to this rule:

To Do

Disclosing information received from an  issuer

Any time you receive, directly from an issuer, material

Publish  a  research  note  with  the  relevant  infor-

information about that issuer (that is not considered

mation,  and  indicate  any  ownership  interest  in

inside information), you must check to see if that

the  issuer  that  you  or  your  covered  persons  may

have  before  personally  trading  a  security  you

information  has  been  disclosed  to  the  funds  in  a

are  assigned  to  cover.

research  note.  If  not,  you  must  communicate  that

information to the funds before you or any of your

Note: You will not be able to obtain pre-clearance

covered persons personally trade any securities of

approval for your personal trade until two full

that issuer.

business days have elapsed (not including the day

the note was published) following the publication

To Do

of your research note.

Confirm whether a Fidelity research note has

To request an exception to this rule, first contact

been published with the relevant information.

the relevant head of research and seek approval.

If not, publish a research note or provide the

Then contact the Ethics Office for approval. Do

information to the relevant head of research.

not personally trade the security until you have

received full approval.

If you are a trader, disclose the information to the

analyst covering the issuer.

Recommending  trading  opportunities  In  addition,

If you think you may have received inside infor-

you must recommend for the funds, and, if you are

mation, follow the rules in the Global Policy on

a  portfolio  manager,  trade  for  the  funds,  a  suitable

Inside Information.

security  before  personally  trading  that  security.

CODE  OF  ETHICS — FUND  ACCESS  VERSION     12

WHAT’S  PROHIBITED

When  the  conﬂicting fund  trade  is  the result  of a

proportional slice  A personal trade may precede a

Trading within  seven days  of a  fund

fund trade in a covered security of the same issuer

you  manage

when the fund’s trade was conducted as part of the

execution of a proportional slice across the fund for

Neither you nor your covered persons are allowed to

cash management or re-balancing purposes.

trade within seven calendar days (not including the

day of the trade) before or after a trade is executed

When the covered account is independently managed

in any covered security of the same issuer (see Key

This exception applies only to discretionary man-

aged accounts (See Key Concepts on page 14) that

Concepts on page 14) by any of the funds you manage.

have received Ethics Office approval.

Exceptions

When  the  conﬂicting  personal  trade  or  fund  trade

When  the  rule  would work to  the  disadvantage of  a

is  in  options  or  futures  on,  or  ETFs  that  track,  the fund  You must never let a personal trade prevent

following  indexes: NASDAQ  100,  Russell  2000,

a fund you manage from subsequently trading a

S&P  100,  S&P  500,  S&P  MidCap  400, S&P

covered security of the same issuer, if not making

Europe 350, FTSE 100, FTSE Mid 250, Hang

the trade would disadvantage the fund. However,

Seng 100, S&P/TSX 60, NSE S&P CNX Nifty

you need approval from the Ethics Office before

(Nifty 50), MSCI EM, and Nikkei 225

making any trades under this exception. The Ethics

When  the  conﬂicting  personal  trade  or  fund  trade

Office will need to know, among other things, what

is  in  options,  futures,  or  ETFs  based  on  one  or

new information arose since the date of the trade in

more  instruments  that  are  not  covered  securities

your covered account.

(e.g., commodities, currencies, and U.S. Treasuries;

When  the  conﬂicting fund  trade  results from  stand-

see  Key  Concepts  on  page  14  for  an  expanded  list

ing  orders  A personal trade may precede a fund

of  non-covered  securities).

trade in a covered security of the same issuer when

the fund’s trade was generated independently by the

To Do

trading desk  because  of  a  standing  instruction  to

Before trading personally, consider whether there is

trade  proportionally across the fund’s holdings in

any likelihood that you may be interested in trad-

response to fund cash ﬂows.

ing a covered security of the same issuer in your

assigned funds within seven calendar days following

the day of the fund trade. If so, refrain from per-

sonally trading in a covered account.

If a fund you manage has recently traded a security,

you must delay any covered account trades in

any  covered  security  of  the  same  issuer  for  seven

calendar days following the day of the most recent

fund trade.

Contact the Ethics Office immediately to discuss

any situation where these rules would work to the

disadvantage of the funds.

Legal Information  The Code of Ethics for Personal Investing constitutes the code of ethics required by Rule 17j-1 under the Investment Company Act of

1940 and by Rule 204A-1 under the Investment Advisers Act of 1940 for the Fidelity funds, investment advisers or principal underwriters, and any other entity designated by the Ethics Office.

CODE  OF  ETHICS — FUND  ACCESS  VERSION     13

KEY  CONCEPTS

These definitions encompass broad categories, and the examples given are not all inclusive. If you have any questions regarding these definitions or application of  these  rules  to  a  person,  security,  or  account  that  is  not  addressed  in  this  section,  you  can  contact  the  Ethics  Office  for  additional  guidance.validating  that  the  covered  account  is

Covered  person

Specifically,  a  covered  account  is  a

managed  by  a  third-party  investment

brokerage  account  or  any  other  type

advisor  who  has  discretionary  trading

•  shares  of  exchange-traded  funds

Fidelity  is  concerned  not  only  that  you

of  account  that  holds,  or  is  capable

(ETFs)

observe  the  requirements  of  the  Code

of  holding,  a  covered  security,  and

authority  over  that  covered  account.

of  Ethics,  but  also  that  those  in  whose

that  belongs  to,  or  is  controlled

To  qualify  for  this  exception,  the

•  shares  of  closed-end  funds

by  (including  trading  discretion

third-party  investment  advisor  must

Exceptions

affairs  you  are  actively  involved

or  investment  control),  any  of  the

observe  the  Code  of  Ethics.  This

following:

exercise  all  trading  discretion  over

the  covered  account  and  will  not

The  following  are  not  considered

means  that  the  Code  of  Ethics  can

accept  any  order  to  buy  or  sell  specific

covered  securities  (please  note

apply  to  persons  owning  assets  over

securities  from  the  employee  or  any

that  securities  accounts  holding

which  you  have  control  or  inﬂuence

•  a  covered  person

other  covered  person.  An  approved

non-covered  securities  still  require

or  in  which  you  have  an  opportunity

•  any  corporation  or  similar

discretionary  managed  account  will

disclosure):

to  directly  or  indirectly  profit  or  share

entity  where  a  covered  person

in  any  profit  derived  from  a  securities

is  a  controlling  shareholder  or

still  be  subject  to  the  Code  of  Ethics

•  shares  of  money  market  funds

participates  in  investment  decisions

and  all  provisions  in  the  Code  of

(including  Fidelity  money  market

transaction.  This  includes:

funds)

Ethics  unless  otherwise  stated  in

•  you

by  the  entity

a

•  shares of non-Fidelity open-end

•  your  spouse  or  domestic  partner

•  any  trust  of  which  you  or  any  of

who  shares  your  household

your  covered  persons:

specific  exception.

mutual funds (including shares of

funds in non-Fidelity 529 plans)

•  any  other  immediate  family  member

–  participates  in  making  investment

Covered  security

who  shares  your  household  and

decisions  for  the  trust

•  shares, debentures, or other securities

(a)  is  under  18  or  (b)

This definition applies to all persons

is supported

–  is  a  trustee  of  the  trust

subject to this version of the

issued by FMR LLC to you as

Code

compensation or a benefit associated

financially by you or who financially

supports you

–  is  a  settlor  who  can  independently

of  Ethics.

with your employment

revoke  the  trust  and  participate  in

•  anyone  else  the  Ethics  Office  has

making  investment  decisions  for

Covered  securities  include  securities

designated  as  a  covered  person

the  trust

in  which  a  covered  person  has  the

•  U.S.  Treasury  securities

opportunity,  directly  or  indirectly,  to

This  is  not  an  exclusive  list,  and

Exception

profit  or  share  in  any  profit  derived

•  obligations  of  U.S.  government

from  a  transaction  in  such  securities,

agencies with remaining maturities

a  covered  person  may  include,  for

and  encompasses  most  types  of

of  one  year  or  less

example,

With  prior  written  approval  from  the

securities,  including,  but  not

immediate family members

Ethics  Office,  a  covered  account  may

limited  to:

•  money  market  instruments,  such

who live with you but whomyou  do

qualify  for  an  exception  from  these

as  certificates  of  deposit,  banker’s

not  financially  support,  or  whom  you

rules  where:

acceptances,  and  commercial  paper

financially  support  or  who  financially

support  you  but  who  do  not  live

•  shares  of  Fidelity  mutual  funds

•  it is the account of a nonprofit

with  you.  If  you  have  any  doubt  as

(except  money  market  funds),

•  currencies

to

organization and a covered person is

including  shares  of  Fidelity  funds  in

a member of a board or committee

a  529  plan

•  commodities  (such  as  agricultural

whether a person would be considered

products  or  metals),  and  options

responsible for the investments of

a “covered

and  futures  on  commodities  that  are

person”  under  the  Code

the organization, provided that the

of  Ethics,  contact  the  Ethics  Office.

covered person does not participate in

•  shares  of  another  company’s  mutual

traded  on  a  commodities  exchange

investment decisions with respect to

fund  if  it  is  advised  by  Fidelity

Immediate  family  member

covered

(check  the  prospectus  to  see  if  this  is

the  case)

Your spouse or domestic partner who

securities

shares your household, and anyone

who is related to you in any of the

•  it  is  an  educational  institution’s

•  interests in a variable annuity or

life insurance product in which any

following ways, whether by

account  that  is  used  in  connection

of the underlying assets are held

blood,

with  an  investment  course  that

in funds advised by Fidelity

adoption, or marriage:

is  part  of  an  MBA  or other

, such

educational program, and a  covered

•  children,  stepchildren,  and

person  participates  in  investment

as Fidelity VIP Funds (check the

grandchildren

decisions  with  respect  to  the

prospectus to see if this is the case)

account

•  parents,  stepparents,  and

•  interests in Fidelity’s deferred

grandparents

Fidelity  fund

compensation plan reﬂecting

hypothetical investments in

•  siblings

The  terms  “fund”  and  “Fidelity  fund”

Fidelity funds

•  parents-,  children-,  and

mean  any  investment  company  or

siblings-in-law

pool  of  assets  that  is  advised  or

•  interests in Fidelity’s deferred bonus

subadvised  by  any  Fidelity  entity.

plan (ECI) reﬂecting hypothetical

Covered  account

investments in Fidelity funds

Issuer

The  term  “covered  account”

encompasses  a  fairly  wide  range

An  entity,  including  its  wholly  owned

•  shares  of  stock  (of  both  public  and

private  companies)

of  accounts.  Important  factors  to

bank  branch,  foreign  office,  or  term

consider  are:

note  program  that  offers  securities

•  ownership units in a private company

or  other  financial  instruments  to

or partnership

•  your  actual  or  potential  investment

control  over  an  account,  including

investors.

•  corporate  and  municipal  bonds

whether  you  have  trading  authority,

Discretionary Managed Account

•  bonds convertible into stock

power  of  attorney,  or  investment

A  covered  account  may  be  eligible

•  options  on  securities  (including

control  over  an  account

options  on  stocks  and  stock

for  certain  exceptions,  as  specified

indexes)

in  the  Code  of  Ethics,  with  prior

written  approval  of  the  Ethics  Office

•  security  futures  (futures  on  covered

securities)

US-USFUNDPUB-2018

1.925979.107

CODE OF  ETHICS - FUND  ACCESS  VERSION 14